UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2007

SHINER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136049	98-0507398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province
China 570125
(Address of principal executive offices) (zip code)

86-898-68581104
(Registrant’s telephone number, including area code)

CARTAN HOLDINGS INC.
999 Canada Place, Suite 404, Vancouver, B.C., Canada V6C 3E3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2007, we entered into a Share Exchange Agreement and Plan of Reorganization (the “Share Exchange Agreement”) with Sino Palace Holdings Limited., a corporation formed under the laws of the British Virgin Islands (“Sino Palace”). Pursuant to the Agreement, we acquired from Sino Palace all of the issued and outstanding capital stock of each of Hainan Shiner Industrial Co., Ltd. (“Shiner Industrial”) and Hainan Shiny-day Color Printing Packaging Co., Ltd. (“Shiny-day”) as well as all of the issued and outstanding capital stock of their subsidiaries, Hainan Modern Hi-Tech Industrial Co., Ltd. (“Modern”) and Zhuhai Modern Huanuo Packaging Material Co., Ltd. (“Zhuhai”) in exchange for the issuance of an aggregate of 16,500,000 shares of our common stock to the shareholders of Sino Palace. Shiner Industrial, Shiny-day, Modern and Zhuhai are each Chinese corporations and are referred to collectively as the “Shiner Group.”

Concurrently with the closing of the transactions contemplated by the Share Exchange Agreement and as a condition thereof, we entered into an agreement with Zubeda Mohamed-Lakhani, our sole director and chief executive officer, pursuant to which she returned 4,750,000 shares of our common stock to us for cancellation. Ms. Mohamed-Lakhani was not compensated in any way for the cancellation of her shares of our common stock. Upon completion of the foregoing transactions, we had an aggregate of 21,150,000 shares of common stock issued and outstanding. We issued the shares of common stock to the shareholders of Sino Palace in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

Item 2.01 Completion of Acquisition of Disposition of Assets

We refer to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporate the contents of that section herein, as if fully set forth under this Section 2.01.

DESCRIPTION OF BUSINESS

Prior to the transaction described in Item 1.01, we were an exploration stage company involved in the search for mineral deposits. We own a 100% undivided right, title and interest in and to the mineral property known as the Cartan mineral claim. Our interest in the property consists of the right to explore for and remove minerals from the property. There is no assurance that a commercially viable mineral deposit exists on the property. At the current time the property is without known reserves and the proposed program is exploratory in nature. From and after the closing date of the share exchange transaction, our primary operations will now consist of the operations of each of the companies in the Shiner Group. We intend to dispose of our rights with respect to the Cartan mineral claim.

Description of Shiner Group

Shiner Industrial was incorporated under the laws of the People’s Republic of China on May 21, 2003 and is headquartered in the city of Haikou, Hainan Province, People’s Republic of China. Shiner Industrial produces four main types of packaging film: anti-counterfeit, coated films, shrinking and common Bi-axially Oriented Polypropylene (“BOPP”) film for package over-wraps. BOPP refers to the manufacture of polypropylene films using an orienting system. BOPP is manufactured by three different processes, with resulting films having different properties. Production can be through the bubble process, the sequential-machine direction orienting trans-direction (“MDTD”) stentering process, or the simultaneous MDTD orienting-stentering process. Shiner Industrial uses the sequential or the double bubble process, in which a polypropylene (“PP”) film is oriented in two directions (machine and transverse directions). BOPP films are widely applicable for printing, lamination and over-wrap packaging. The main benefits of BOPP films are stiffness and durability, high tensile strength and clear optics. BOPP films range from 15 to 50 microns and can be single or double coated with co-extruded structures, in transparent, opaque, or metalized varieties. Additionally, BOPP films can be treated with acrylic and PVDC coatings for increased sealing and barrier properties. The films use mainly homo-polymer PP and random co-polymer PP. Anti-counterfeit film is just one type of specialty product made from BOPP film. Shiner Industrial has 255 employees and four film production lines with annual capacity of 6,000 tons.

Shiny-day was incorporated under the laws of the People’s Republic of China on March 19, 2004 and is headquartered in the city of Haikou, Hainan Province, Peoples Republic of China. Shiny-day fulfills printing needs of multiple manufacturers, primarily consumer goods companies, located in China and serves as a convenient add-on feature for customers looking for one-stop service in fulfilling their packaging and printing needs. Shiny-day has 188 employees and two eight-color production lines.

Modern was incorporated under the laws of the People’s Republic of China on October 27, 2006 and is headquartered in the ShiZiLing FeiDi Industrial Park region of Haikou City, Peoples Republic of China. Modern does not presently own any operating assets. We established Modern to take advantage of special tax treatment in China for technology assets. We are in the process of applying for this special tax treatment. While there can be no assurance that our application will be approved by the Chinese government, we are confident that Modern will receive this approval.

Zhuhai was incorporated under the laws of the People’s Republic of China on December 25, 2006 and is headquartered in Zhuhai, Guandong Province, Peoples Republic of China. Zhuhai has one BOPP film production line with annual capacity of 7,000 tons. We formed Zhuhai to meet a substantial amount of our BOPP film raw material needs.

Industry Overview

Economies with a higher per capita gross domestic product have a greater demand for packaging films. Packaging films are used by food and consumer products manufacturers primarily to preserve texture, flavor, hygiene, convenience and safety of consumer products such as foods, medicine, tobacco and cosmetics. Packaging films encompass most clear flexible films based on petrochemical-based polymers [polyolefin]. Through the process of forming plastic films in cross-machine directions [biaxial orientation] the underlying tensile strength of the film can be strengthened and the resulting film product forms the basis for most packaging films.

Industrial growth is a key driver of demand for coated and laminated materials. In China, increasing demand during the past 3-5 years has been driven by:

•	International consumer goods companies relocating operations into mainland China;
•	Concerted efforts by the Chinese Government to improve safety, hygiene and sanitation in consumer products in order to reduce contamination and spoilage;
•	Growth in consumer incomes in China during the past 5-10 years have led consumers to demand more convenience (individual packaged snacks) and attractive packaging without adding weight; and
•	Concern over protection from product tampering.

From the manufacturer to the grocer and to the consumer’s home, airtight plastic packaging helps keep foods and other products fresh and free from contamination without adding bulk.

•	Anti-Counterfeit Film

Counterfeit product causes economic losses to manufacturers and health problems to consumers in China and around the world. The market for anti-counterfeit packaging films has grown to approximately $6.5 billion in China and $200 billion worldwide for all ant-counterfeiting products, including films. In the next five years, the anti-counterfeit packaging films market in China alone is expected to reach $20 billion and world-wide growth of 15% in this market is expected.

•	Coated Films, Tobacco and other

According to statistics of the International Plastics Industry, global and domestic demand in the packaging film industry for 2006 was:

	Global demand (tons/year)	USD$ Million	China demand (tons/year)	USD$ Million
BOPP tobacco film	170,000	$546	80,000	$256
Coating film	400,000	$1,619	60,000	$242

According to Research and Markets reports, from 2003-2008, the BOPP industry will experience worldwide growth of 7.6% annually; however during the period 2008-2013 growth will slow to a rate of 4.9% in most areas with the exception of developing countries such as China, India, the Middle East, Latin America, and Eastern Europe where growth is expected to keep pace with gross domestic product growth.

The packaging film industry in China is concentrated among a few qualified players and scattered smaller producers with limited capacity. Initial capital and technological requirements to produce anti-counterfeit, coated and shrinking films that meet national and international criteria are significant and thus stricter industry regulations and growing product specifications by the end-user are eliminating many of the industry’s smaller players.

Products and Manufacturing

Our products include a variety of packaging films which are used by food and consumer products manufacturers to preserve texture, flavor, hygiene, convenience and to protect their product. The films are used in a variety of industries such as: bakery, beverage, candy/confections, cheese, cosmetics/personal, compact discs, dairy, fruit/vegetables, nuts, pharmaceuticals and tobacco. In addition, we provide printing services for a variety of consumer products.

•
Anti-counterfeit film: a BOPP film which is embossed with a multi-dimensional insignia that creates eye-catching illusions and makes it easier to increase brand identity. Generally used in the packaging of high-end cigarettes, DVDs, and other frequently imitated or pirated products.

•
Coated films: a functional packaging film in which a thin layer of polyolefin-based film is sealed either on one or both sides with a varying type of chemical substance (coating layer). Depending on which coating layer is used, coated films have greater endurance and tensile strength and can be produced in heat-resistant, shrink-wrap, pealable or other varieties. Coated films are known for their superior moisture, vapor, flavor and aroma barrier traits, as well as their clarity and superior printability. The base film is generally BOPP, Bi-oriented polyethylene terephthalate polyester film (“PET”) or nylon (“BOPA”), depending on the needs of the end-user. When BOPP is used, it can be coated with Acrylic (“AC”), Poly-vinylidene Chloride (“PVDC”) or Thermoplastic Poly Vinyl Alcohol (“PVOH”). PVDC is a type of recognized packaging material with high barrier properties for water vapor, oxygen, aroma or flavor and other gases such as nitrogen and carbon dioxide. PVOH has excellent oxygen barrier properties. When an AC layer is applied, it works as a protective armor and is well-suited for mulitple types of water based ink or UV inks to print upon. The use of water-based inks is preferred by customers not only because of its cost savings but also its environmentally beneficial advantage compared with oil based inks. We are the only producer of AC coated film domestically in China. In terms of function of oxygen barrier, BOPP will have 2000 ml oxygen infiltrate for every square meter. PVDC will have 10ml oxygen infiltrate for every square meter. PVOH will have 0.7ml oxygen infiltrate for every square meter. All films can be surface-printed, reverse-printed or used unprinted.

•	BOPP Tobacco Film: a box over-wrap film designed to meet the industry requirements for pack appearance, product freshness, and clear optics.

•	Color Printing: Surface printing and reverse printing services mainly for consumer goods and beverage companies.

Shiner Industrial currently has:

•	three anti-counterfeit film machines;
•	three coated film lines with total capacity of 6,000 tons/year; and
•	one BOPP tobacco film line with total capacity of 3,500 tons/year.

Coated film lines have the ability to apply single coated (one-side, either inside or outside) or double coated (both inside and outside) in a variety of plastic materials depending on the user need such as PVDC, PVOH or AC.

Shiny-day currently has two 8-color printing lines.

Zhuhai currently rents one BOPP film production line with capacity of 7,000 tons/year.

Modern currently does not have any operating assets.

For most packaging films, BOPP serves as the base film from which anti-counterfeit, coated, tobacco and other specialty films are designed. There are multiple manufacturers of BOPP in China qualified to meet international standards. However, packaged goods require different porosity levels for water vapor, gases, as well as fragrance and heat resistance barriers depending on whether the item is edible such as packaged dates, crackers, sweet cakes, freeze-dried coffee or a non-food product such as medicine, tobacco, or dried flowers. Shiner Industrial uses BOPP as the base film from which more sophisticated films such as anti-counterfeit, coated and tobacco films are produced.

Marketing

Since our inception, we have concentrated on forming an experienced, knowledgeable and customer-oriented marketing team. Of the 12 individuals in our marketing group, half have been working in the industry for the past five years and are familiar with buyers’ needs and concerns. In order to effectively cater to the needs of different clients, marketing is broken out into four units: coated films, BOPP and tobacco films, color printing and international. The international marketing unit services both the coated and BOPP film products.

•	Anti-Counterfeit films

Piracy is a serious problem in the Chinese consumer market place with not only economic costs to manufacturers, but health and safety costs to consumers. In an effort to address this problem and to protect the patent holders, Shiner Industrial has developed a unique patented anti-counterfeit packaging film. The film has won several domestic awards and has the beneficial characteristics of other BOPP films such as heat and temperature resistance, shrink-wrap, flavor and aroma barrier.

•	Coated Films

We have established relationships with consumer goods manufacturers who compose the majority of coated films customers in China. Potential customer data is constantly updated through market research performed to identify customers and sales calls are generally made directly with these potential customers.

Various packaged goods require different porosity levels for oxygen, water vapor, and other gases as well as fragrance and heat resistance barriers depending on whether the item is edible such as packaged dates, crackers, sweet cakes and freeze-dried coffee or a non-food product such as medicine, tobacco, or dried flowers. Thus, the experience of the marketing team plays a key function in acquiring and servicing these customers.

Shiny-day’s marketing personnel often double up with coated films domestically in China as many domestic customers desire the convenience of “full service” with packaging and print services combined in one vendor.

•	BOPP Tobacco films

On the domestic China front, we have an established reputation in the business and generally are able to make direct contact with our prospective clients. As we have already achieved the approval of the Government, quality and price requirements, service and relationships play a greater role in maintaining established customers and obtaining new ones. Due to the location of the plant and facilities in Haikou, we frequently invite potential clients to visit and inspect our operations first-hand as Hainan Island is known as the “Hawaii” of China and thus many of the tobacco and other large industry management conventions are held there annually.

In the next five years, we believe that anti-counterfeit film products will play a much larger role in our sales growth. As such, we have formed a marketing team that targets famous brand liquor and tobacco companies as well as the entertainment industry to cover such products as DVDs and CDs.

•	Color Printing

While the industry tends to have a high degree of price elasticity, our customers are generally brand name consumer goods companies looking for quality printing. Through our market research, we identify potential customers and marketing is often performed in pairs with the coated and BOPP film teams making sales calls together.

•	International

In late 2004, we began to attend international packaging exhibitions and trade fairs held in Europe, Australia, and the Americas, mainly to inform global customers of our service capabilities and effective distribution system in the international market as well as to communicate the quality, service and price advantages of our films in a face-to-face setting. This methodology has proven highly effective in gaining new customers, and also in reaching multiple converters and distributors located in the US, Europe, and Middle East.

In 2006, we spent over $160,000 on marketing and promotion and we have budgeted $400,000 for such expenses in 2007, which includes travel, industry advertising, and exhibition fees.

We are able to effectively compete in both the domestic Chinese and international markets by means of proven quality, cost advantages and a service team that addresses customers before, during and after the sale process in order to build long-term customer relationships. This customer-oriented perspective permeates each business unit and is largely responsible for our ability to penetrate new markets and successfully build on sales to new customers.

•
Quality - In the domestic Chinese market, our products generally exceed industry standards while in the international market our products have attained international and FDA certification and have proven to equal or even exceed the quality of industry leaders.

•
Price - Domestically, we operate on a lower cost basis than most competitors due to economies of scale and the design of our own production lines, as noted above. In the international market, we are able to take advantage of lower labor and operating costs in comparison with western industry leaders and our prices are approximately 25% lower on same product sales.

•	Customer Service - For each business line there is an accomplished sales and after-sales service team who are trained to respond without delay to any and all requirements from customers.

•	One-Stop Service - By providing film making, packaging, and printing services, we are able save customers both lead-time and costs.

•
Research - We have 12 patents and our research team includes over 20 engineers of which several hold master’s degrees in related fields. In 2006, we signed a five-year research agreement with China’s Science & Technology University for which we have proprietary rights to all findings and will pay estimated fees of $12,850 annually.

Suppliers

Major raw materials required in the manufacturing process include petroleum-based resins and mixing chemicals and are sourced through Mitsubishi Chemicals, Exxon-Mobil, BP and Sumitomo. For these strategic raw materials, we generally maintain purchase contracts for a period of no greater than six months. However, for many other materials we can generally choose from multiple producers and thus orders are placed on an “as-needed” basis monthly.

As all BOPP films, including tobacco and anti-counterfeit, are petroleum based, the effects of any short-term fluctuations in the price of oil will be averaged into the earnings over the period due to the cyclical nature of production, inventory and sales. Any long-term increases in the price of oil will have an adverse impact on our earnings. However, as there are currently no synthetics or substitute materials available in the market, management believes that any long-term increase in the price of oil will be made up for by an increase in sales prices by all producers across the board.

Shiny-day purchases all raw materials domestically in China. There are numerous suppliers for each raw material on the international and domestic market and we generally select a supplier based on the best combination of quality, price and service. There are no raw materials used in Shiny-day’s production process that are provided by sole source suppliers.

The base material for many of Shiner Industrial’s products are derived from petroleum and thus approximately 60% of the raw materials for the BOPP tobacco film operations are imported from multi-national chemical companies such as Exxon Mobil, Mitsubishi Chemicals, BP and Sumitomo chemicals. In contrast, only about 7.1% of raw materials for coated films are imported as much of the current base BOPP film can be supplied through qualified domestic suppliers. Due to increases in demand for our BOPP tobacco films during 2006, we were forced to purchase 2,800 additional tons of BOPP film from domestic third party sources in order to satisfy the production needs of our coated film business.

In the future, the new BOPP tobacco film line in Zhuhai, with the capacity to provide 7,000 tons of BOPP film annually, will produce enough basic BOPP film to satisfy the needs of the coated film group and color printing group and alleviate the need to source BOPP film from third parties. We anticipate that this will save us approximately $65 per ton in raw material costs.

In general, we do not have long term contracts with our suppliers. We maintain relationships with 2-3 approved suppliers for each raw material purchased and generally experience no delay in meeting our production needs on a timely basis.

Customers

Our customers are composed mainly of consumer products manufacturers, distributors, printers and converters. About 60% of our customers are located in China with the remainder located in Southeast Asia, Europe, the Middle East and North America. While our coated, tobacco, and anti-counterfeit packaging films are sold in the international market, our color printing business mainly serves customers in China who are looking for one-stop service to fulfill their printing and packaging needs in a single vendor.

Anti-Counterfeit

We introduced this product in 2005 as a superior alternative to the industry’s hologram printed films. Our largest customer in the domestic Chinese market is Sony Music of Shanghai and our largest customer in the international market is Vintaba Tobacco of Vietnam. Anti-counterfeit sales more than doubled in 2006 to over $2 million, of which Vintaba accounted for approximately 82%. A majority of our customers are brand name producers seeking to protect copyrights and reduce the occurrence of pirated product. Currently, we are targeting tobacco, alcohol and entertainment companies as sources of new sales.

Coated Film - China

We are the leading producer of coated films in China with an approximate 55% market share of domestic coated film output. Domestic competitors exist only in the form of smaller rivals with average capacity of several hundred tons. Approximately 80% of our sales are made directly to customers with 20% sold through domestic distributors servicing one-off small-scale packaging operations. As a premier producer of coated films nationally, we enjoy a reputation both for first-rate quality and service.

We maintain contracts with our larger customers generally for periods ranging from six months to one year. Smaller companies, or those that constitute less than 2% of our sales, are subject to pre-payment on all orders. Our largest customer in China, XuFuJi, a manufacturer of snacks and cakes, accounted for approximately 40% of our coated film sales in China and 12.5% of our total sales in 2006. While we anticipate that sales to XuFuJi will continue to grow at the rate of 20% annually, their sales have declined as a percentage of total sales as we have and continue to successfully grow our customer base in order to reduce the risk of customer concentration.

We enter into contracts bi-annually with XuFuJi based on their six month forecast production needs and works closely with them throughout the year to meet their anticipated needs.

Coated Film - International

During 2006, approximately 10 customers accounted for approximately 20% of overall coated film sales with an average sale amount of $200,000 per customer. Approximately 20% of exported coated films are sold to printing and packaging companies located in the United States with the remainder sold to companies located in Southeast Asia, Turkey, South Africa, the Middle East and Australia. Approximately 50% of exported coated film sales are made to the “converter” industry which represents mass packaging operations mainly in Southeast Asia and Eastern Europe that serve as packaging hubs for products sold in the US and European markets. Rolls of finished coated film are sent to the converters where they print, cut, fold, and insert re-sealable zips to form pouches for such items as dried fruits, nuts, beverages and dairy products such as cheese and yogurt. During the past two years, our international sales have more than doubled and are expected to account for 50% of all coated film sales in 2007.

BOPP Tobacco Film - China

As tobacco remains one of the state-controlled industries in China, all of our domestic BOPP tobacco film sales are made to provincial cigarette manufacturers who can buy only from pre-approved domestic manufacturers meeting the quality and technical specifications as well as the standard price requirements of the Government. During 2006, total market demand in China from these entities was 80,000 tons, of which we supplied 2,565 tons or approximately 3%. Due to economies of scale and efficiency in production, we are able to earn a net margin of approximately 13.5% on each ton of film sold at an average price of $2,500. In 2007, we have acquired the business of two additional provinces and have verbally contracted to sell over 3,500 tons of film to the Government during 2007. In 2006, sales in China accounted for over 80% of BOPP Tobacco sales or approximately $7.9 million.

BOPP Tobacco Film - International

In the international market, we sell to cigarette manufacturers in South East Asia, Africa and Taiwan. Our largest international customer, Vintaba of Vietnam, accounted for approximately $1 million in sales during 2006 which represented approximately 12% of BOPP sales and approximately 3% of overall sales. With the addition of two new customers located in Australia and Syria, the volume of BOPP tobacco film exports are expected to more than double in 2007. While we are not focused on growing our BOPP product sales, the business line provides a steady cash flow to cover operating costs and allows us to explore other more sophisticated film technology products.

Color Printing

The main customers of our color printing business are brand-name Chinese food and commodity companies that have strict requirements in terms of quality and service. Customers are also attracted to the one-stop service that we offer by fulfilling both their packaging film and printing requirements.

Our two largest customers, Guangzhou LiBai Enterprise Group Co., Ltd. (“LiBai”) and the Coconut Palm Group Company Limited (“Coconut Group”), accounted for 79% and 3.3%, respectively, of color printing sales in 2006.  We have a contract with LiBai to continue to meet their operating needs through 2010 and Coconut Group renews its specific operating needs for the next six months bi-annually.

Intellectual Property

We hold 12 patents on both products and production equipment which have been issued by the State Intellectual Property Office of the People’s Republic of China. We have products and equipment for which applications are currently pending and are expected to be received during 2007.

Research and Development

We take great pride in our research ability both in the production line and in the finished product. Our internal engineers have designed two of the coated film production lines, not only reducing fixed asset investment by approximately 35% but also more appropriately meeting our specific manufacturing needs. The director in charge of research has over 15 years of working experience in the industry.

During 2005 and 2006, we spent approximately $52,477 and $120,675, respectively, on R&D projects with the majority expended on new product trials and experimental manufacturing techniques. In 2007, we plan to spend a minimum of $133,767 in the area of new product trials including fog prevention, high heat shrinkable and powder wrapping films. All R&D costs are funded through our operating cash flow and are expensed as incurred.

In addition to the above in-house R&D, we have sponsored several projects with affiliated research institutions and universities in China of which we have proprietary rights to all work. While a formal agreement has been signed with China’s Science & Technology University through 2010 for which we have proprietary rights to all findings, informal alliances include those with Fudan University in Shanghai, Sun Yat Sen University [Zhong Shan] in Guangzhou and Tsinghua University in Beijing.

Employees

We have a centralized labor management system for all operating units, thus the labor and employment affairs of each subsidiary are managed by the central Human Resources department.

As of July 2007, we have 479 employees. 255 of these employees work for Shiner Industrial, 188 of these employees work for Shiny-day and 36 of these employees work for Zhuhai. Most of these employees are working in the functional units as indicated in the table below.

Department	Total Number	Shiner Industrial	Shiny-day	Zhuhai
Manager	7	5	2	0
Team Assistant	3	3	0	0
Finance Department	10	3	5	2
Purchasing Department	4	0	3	1
Administration	4	1	2	1
Technique Department	2	2	0	0
Color Printing Packaging Co., Sales	6	0	6	0
Coating Film Sales	5	5	0	0
Tobacco Film sales	6	6	0	0
International Sales	5	5	0	0
Color Printing Packaging Co., Production Dept	170	0	170	0
Coating Film Production Dept	118	118	0	0
Basic Film Production Dept	107	107	0	0
Tobacco Film Production Dept	32	0	0	32
Total Employees	479	255	188	36

Governmental and Environmental Regulation

Through the laws and regulations of the People’s Republic of China and the provincial government of Haikou City government, our products are subject to regulation by governmental agencies responsible for food packaging and hygiene.

In general, the quality and hygiene requirements of customers, especially those located internationally exceed domestic requirements. Our PVDC and all coated films have already met the approval of US FDA requirements as well as those required for food products sold in the EU.

For the purposes of medical packaging, Shiny-day’s compound film has received certification by China’s Food & Drug Administration.

As such, the business registrations, production process, and certain products are certified on a regular basis and must be in compliance with the state governments and industry agencies.

We are also subject to China’s National Environmental Protection Law as well as a number of other national and local laws and regulations regarding pollutant discharge for air, water and noise pollution. We believe that we are in compliance with such laws and regulations.

Competition

Anti-counterfeit film

We have designed our own patented and unique anti-counterfeit packaging film as a technically superior product to the current hologram film offered by international competitors. Although we just introduced this product in 2005, we have already garnered the business of Sony Music Distributors in Shanghai and overseas tobacco manufacturers seeking to protect goods from piracy.

As the Chinese Government is now focusing on piracy to improve its global trade status, we have received several recognition awards from national organizations since introducing the film in 2005.

Shiner Industrial was nominated as the National Standardization Creator for both coated and anti-counterfeit films by the Industrial’s Standards Administration of the People’s Republic of China (“SAC”) in June 2007. This nomination recognizes that Shiner Industrial’s products are created on the forefront of technology and perfected through its strong technological strength in the functional packaging films industry and heightens the barriers of entry for new market entrants.

Our BOPP Laser Holographic anti-counterfeit shrinkable film was awarded the 2004-2005 Annual Technology Advancing Certificate by People’s Government of Haikou on August 2006.

Our BOPP laser anti-counterfeit film was awarded as National New Product by The Ministry of Science and Technology of the People’s Republic of China and Ministry of Commerce of the People’s Republic of China in June 2005.

Our BOPP laser anti-counterfeit film was selected to be listed in the China Reputable Products Database by China Enterprises Union on April 18, 2006.

Shiner Industrial has been assessed and certified as meeting the requirements of ISO 9001:2000 for designing and manufacture of BOPP films, PVDC coated film, BOPP laser holographic anti-counterfeit film for package by SGS. The certificate is valid until January 2009.

As the product is unique, we do not face direct competition. However, established international producers such as AET and Innovia do produce their own anti-counterfeit films based mainly on printed holograms, which are relatively simple to duplicate. Rather than direct competition, we are focusing on market awareness and educating buyers as to the superior quality of our products over these hologram-based counterfeit films. The advantages of our BOPP anti-counterfeit laser holograph films include:

•
Specially designed BOPP basic film which has all the excellent characteristics of high polish shrinkable films, increasing the aesthetic feeling of packaged products. BOPP basic films can endure oil ink erosion and have a barrier to vapor and oxygen, which will maintain the aroma and extend storage life;

•	The laser holograph layer improves the anti-static ability and prevents the conglutination of films; and
•	To produce BOPP anti-counterfeit films, the manufacturers need to buy BOPP film production lines that are expensive for smaller players in this field.

With traditional laser holography using anti-counterfeit signs, counterfeit manufacturers can easily purchase these signs from the printing companies. In fact, counterfeit manufacturers can even illegally buy the mother board from these printing companies, so that they can be easily copied. In comparison, BOPP laser holograph anti-counterfeit films uses specially designed BOPP basic films and laser holograph technology with secret micro code which effectively prevents the duplication of the design.

Compared with other chemical or oil ink printing anti-counterfeit technology, our products are more environmentally friendly as consumers can directly tear the films and throw them into rubbish bin.

Compared with code and call center technology, it is easier for consumers to identify the products. The consumers do not need to call an anti-counterfeit center as well as having the added benefits of BOPP film

Coated Film

We are the leading producer of coated films in China with domestic competition only in the form of smaller rivals with average capacity of several hundred tons. We have numerous competitive advantages over our smaller domestic rivals with regards to total capacity, service, market research, quality, research and production line design.

In the international market we face strong competition from industry leaders such as Dupont, Innovia and Exxon-Mobil. Each of these corporations has much larger production capacity than us and have strong reputations as they have significant experience in the coated films market. Distinct from many other Chinese producers, we are able to effectively compete in the international arena. Our combination of internationally certified product quality with FDA and EEC, experienced after-sales service team and product selection in a low-cost setting continue to attract multinational buyers and propel sales growth.

BOPP Tobacco Film

As tobacco remains a state-owned and operated industry in China; the State will buy only from approved domestic vendors and competition exists only in the form of other domestic film companies. In addition, each province is required to maintain 2-3 suppliers, thus competition among qualified players is limited. In the domestic market there are several qualified large producers including:

•	Zhongda, a Nanjing-based company listed in the Shanghai Stock Exchange. It is the largest manufacturer of BOPP Tobacco film in China and has annual capacity of 13,000 tons;
•	Fosu, listed in Shanghai Stock Exchange, annual capacity 7,000 tons BOPP;
•	Zhanjiang, in Guangdong, has annual capacity of 9,000 tons;
•	Kunling, in Yunnan, has annual capacity of 7,000 tons;
•	Hongta, in Yunnan has annual capacity of 8,000 ton; and
•	Yunmeng, in Hubei, has annual capacity of 6,000 tons.

As we have attained certification as a government supplier, a certain level of annual sales are guaranteed to us from the Government. However, the process of maintaining and building the volume of sales has become largely a matter of industry relationships in which we have extensive experience.

In the international market, we face competition from large multi-nationals as well as Southeast Asian and Japanese firms. We have an absolute price advantage over our western competitors. Accordingly, it is Asian-based producers that pose the greater degree of competition. As we increase both our production capacity and marketing efforts, we expect our international sales to continue to grow. However, we continue to focus our efforts more on expanding our anti-counterfeit and specialty films as opposed to our international market for BOPP tobacco film.

Color Printing:

We are the largest color printing service provider in Hainan province and rank approximately 20th in the overall Chinese market. Due to low operating costs, the printing industry is highly fragmented with approximately 4,000 soft packaging and printing companies in China. Total domestic industry sales for 2006 were over $9.454 billion with estimated industry growth of 16.1%.

With over 4,000 domestic printers, competition is fierce and industry margins are low. Accordingly, we maintain our printing services mainly as a convenience for current film customers who are more concerned with quality, service, and one-stop printing and packaging service than with price.

Large Chinese printers include Huanshan Yongxing in Anhui province whose main customers include Proctor & Gamble and Guanghzhou Langqi, as well as Haining Changhai in Zhejiang province.

Description of Property

Our properties are located primarily in Haikou City, Hainan Province and Zhuhai, Guangdong province, as described below:

Shiner Industrial

We have been granted the right to use two plots of land in Haikou City by the Municipal Administration of state-owned land through January 2059 and October 2060 on which we own four buildings dedicated to film production and office facilities. We own three coated film production lines, 1 BOPP tobacco film line and all production equipment and research facilities at the site. We also rent one printing line.

Through a separate subsidiary, we have also leased factory space and equipment for our newly opened production operations in Zhuhai City for a period of 10 years through 2016 for which it pays annual rent and equipment usage fees of approximately $85,000 and $175,000, respectively.

Shiny-day

We do not own any land, but rather lease a factory and one printing line for current operations under leases extending through April 2007 for which we pay annual rent and equipment usage fees of approximately $14,000 and $59,000, respectively. As of April 2007, we also own one production line and related equipment, a warehouse and telecom equipment with net values of approximately $99,000, 1,100,000 and $77,000, respectively.

Zhuhai

We have rented a factory and production line in Zhuhai to produce our own BOPP basic film and to eliminate the need to source domestically in 2007.

Modern

We do not own or rent any property in Modern.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes.

Risks Related to Our Business

We cannot be certain that our product innovations and marketing successes will continue.

We believe that our past performance has been based on, and our future success will depend upon, in part, our ability to continue to improve our existing products through product innovation and to develop, market and produce new products. We cannot assure you that we will be successful in the introduction, marketing and production of any new products or product innovations, or that we will develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner could harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

Our anti-counterfeiting technology may not satisfy the changing needs of our customers.

With any anti-counterfeiting/product authentication technology, including the technology of our current and proposed products, there are risks that the technology may not successfully address all of our customers’ needs. While we have already established successful relationships with Chinese customers with regard to our products, our customers’ ultimate needs may change or vary, thus introducing variables which may affect the ability of our proposed products to address all of our customers’ ultimate technology needs in an economically feasible manner.

We may not be able to keep pace with rapid technological changes and competition in the anti-counterfeiting product industry.

The anti-counterfeiting/product authentication industry is a relatively new industry and market, especially in China and other parts of Asia, and thus continues to evolve in terms of customer’s/market needs, applications, and technology. While we believe that we have hired or engaged personnel and outside consultants, who have experience, and/or are recognized within the industry to be experts, in the anti-counterfeiting/product authentication industry, including with respect to technology, and while we continue to seek out and develop “next generation” technology through acquisition, strategic partnerships, and our own research and development, there is no guarantee that we will be able to keep pace with technological developments and market demands in this evolving industry and market. Further, the industry is highly competitive. Although we believe that we have developed strategic relationships in China to best penetrate the China market, we face competition from other providers, some of which have greater financial and human resources, have had a longer operating history, and have greater name recognition than we do.

We are a major purchaser of many commodities that we use for raw materials in the manufacturing process of our products, and price changes for the commodities we depend on may adversely affect our profitability.

With the rapid growth of China’s economy, the demand for certain raw materials is great while the supply may be more limited. This may affect our ability to secure the necessary raw materials we need in a cost-effective manner, including chemicals and other items needed for production of our products at the volume of purchase orders that we anticipate receiving.

Rising energy prices could adversely affect our operating results.

In the last few years, energy prices have risen dramatically, which has resulted in increased raw materials costs for our branded products. Petroleum is the prime ingredient in many plastics that we use to make our products. These include AC, PET and BOPP. We estimate that an increase in the price of crude oil of $10.00 per barrel could cause our gross margin to decline by up to 6% on the sale of these products. Rising oil prices in the international market will continue to increase our operating costs, which would reduce our operating income and net income if we are unable to offset these increased costs with price increases for our products.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued service of our senior management and founders. The loss of the services of one or more of our key personnel could impede implementation and execution of our business strategy and result in the failure to reach our goals. We do not carry key person life insurance in respect of any of our officers or employees. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified personnel in many fields of our operations. The rapid growth of the economy in The People’s Republic of China has caused intense competition for qualified personnel. We cannot assure you that we will be able to retain our key personnel or that we will be able to attract, train or retain qualified personnel in the future.

We may not be able to adequately protect our technology and other proprietary rights.

Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties both domestically and abroad. We have patents and patent applications pending in The People’s Republic of China, and have worked and continue to work closely with Chinese patent officials to preserve our intellectual property rights. If we are unable to adequately protect or enforce our intellectual property rights with respect to our products, methods, processes and other technologies, our prospects for revenue growth could be significantly diminished. Additionally if our products, methods, processes and other technologies infringe on the intellectual property rights of other parties, we could incur substantial costs.

In each of our product lines, we have a large amount of sales concentrated in a small number of customers.

In each of our product lines, we have a large number of sales concentrated in a small number of customers. For example, approximately 82% of our anti-counterfeiting film sales in 2006 were to one customer. In 2006, approximately 40% of our coated film sales in China were to one customer and approximately 20% of our overall coated film sales were to ten international customers. In 2006, approximately 12% of our BOPP Tobacco Film Sales were to one customer and approximately 79% of our color printing sales were to one customer. Accordingly, the loss of significant business from any of these customers could have an adverse effect on our net revenues and operating income.

Risks Related to Our Business being Conducted in The People’s Republic of China

We are subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

A substantial portion of our business is conducted in The People’s Republic of China. Doing business outside the United States, particularly in The People’s Republic of China, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter out business practice in time to avoid the possibility of reduced revenues.

The People’s Republic of China’s economic policies could affect our business.

Substantially all of our assets are located in The People’s Republic of China and a substantial amount of our revenue is derived from our operations in The People’s Republic of China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in The People’s Republic of China.

While The People’s Republic of China’s economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of The People’s Republic of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations. The economy of The People’s Republic of China has been changing from a planned economy to a more market-oriented economy. In recent years our government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in The People’s Republic of China are still owned by our government. In addition, our government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over The People’s Republic of China’s economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in The People’s Republic of China.

The People’s Republic of China historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The People’s Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in The People’s Republic of China. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

As we have limited business insurance coverage in The People’s Republic of China, any loss which we suffer may not be insured or may be insured to only a limited extent.

The insurance industry in The People’s Republic of China is still in an early state of development and insurance companies located in The People’s Republic of China offer limited business insurance products. In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States.

Tax laws and regulations in China are subject to substantial revision, some of which may adversely affect our profitability.

The Chinese tax system is in a state of flux, and it is anticipated that the People’s Republic of China's tax regime will be altered in the coming years. Tax benefits that we presently enjoy may not be available in the wake of these changes, and we could incur tax obligations to our government that are significantly higher than anticipated. These increased tax obligations could negatively impact our financial condition and our revenues, gross margins, profitability and results of operations may be adversely affected as a result.

Certain tax exemptions that we presently enjoy in China are scheduled to expire over the next several years.

As a substantial portion of our operations are located in a privileged economic zone, we are entitled to certain tax benefits. These tax benefits are presently scheduled to expire over the next several years. For example, Shiny-day was exempt from provincial tax and had a 100% exemption from federal taxes in China from January 1, 2005 to December 31, 2006. It presently enjoys a 50% exemption from federal tax from January 1, 2007 to December 31, 2009. Shiner Industrial currently has a 50% exemption from federal tax from January 1, 2006 to December 31, 2008. When these exemptions expire, our income tax expenses will increase, reducing our net income below what it would be if we continued to enjoy these exemptions.

We may face judicial corruption in The People’s Republic of China.

Another obstacle to foreign investment in The People’s Republic of China is corruption. There is no assurance that we will be able to obtain recourse in any legal disputes with suppliers, customers or other parties with whom we conduct business, if desired, through The People’s Republic of China’s poorly developed and sometimes corrupt judicial systems.

If relations between the United States and The People’s Republic of China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and The People’s Republic of China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and The People’s Republic of China, whether or not directly related to our business, could reduce the price of our common stock.

The government of The People’s Republic of China could change our policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our and your investment.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in The People’s Republic of China. Over the past several years, the government of The People’s Republic of China has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The government of The People’s Republic of China may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop. Nationalization or expropriation could even result in the total loss of your investment.

The nature and application of many laws of The People’s Republic of China create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in The People’s Republic of China is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, The People’s Republic of China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in The People’s Republic of China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our common stock. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

As we import goods into and export goods out of The People’s Republic of China, fluctuation of the Renminbi may affect our financial condition by affecting the volume of cross-border money flow.

Although we use the United States dollar for financial reporting purposes, many of the transactions effected by our operating subsidiaries are denominated in The People’s Republic of China’s Renminbi. The value of the Renminbi fluctuates and is subject to changes in The People’s Republic of China’s political and economic conditions. We do not currently engage in hedging activities to protect against foreign currency risks. Even if we chose to engage in such hedging activates, we may not be able to do so effectively. Future movements in the exchange rate of the Renminbi could adversely affect our financial condition as we may suffer financial losses when transferring money raised outside of China into the country or paying vendors for services performed outside of China.

We may not be able to obtain regulatory approvals for our products.

The manufacture and sale of our products in The People’s Republic of China are regulated by The People’s Republic of China and the local provincial governments. Although our licenses and regulatory filings are current, the uncertain legal environment in The People’s Republic of China and our industry may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in The People’s Republic of China.

As our executive officers and several of our directors, including the chairman of our Board of Directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States. Also, because our operating subsidiaries and assets are located in The People’s Republic of China, it may be extremely difficult or impossible for you to access those assets to enforce judgments rendered against us or our directors or executive offices by United States courts. In addition, the courts in The People’s Republic of China may not permit the enforcement of judgments arising out of United States federal and state corporate, securities or similar laws. Accordingly, United States investors may not be able to enforce judgments against us for violation of United States securities laws.

Risks Related to Our Securities

Our common stock price is subject to significant volatility, which could result in substantial losses for investors.

Prices for our shares are determined in the marketplace and may accordingly be influenced by many factors, including, but not limited to:

•	the depth and liquidity of the market for the shares;

•	quarter-to-quarter variations in our operating results;

•	announcements about our performance as well as the announcements of our competitors about the performance of their businesses;

•	investors’ evaluations of our future prospects and the food industry generally;

•	changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

•	our dividend policy; and

•	general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. These market fluctuations could adversely affect the trading price of our shares.

The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Shares of our common stock lack a significant trading market.

Shares of our common stock are not eligible as yet for trading on any national securities exchange. Our common stock is eligible for quotation in the over-the-counter market on the Over-The-Counter Bulletin Board pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934. This market tends to be highly illiquid. There can be no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade on the Over-The-Counter Bulletin Board as opposed to securities that trade on a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume.

Future sales of shares of our common stock by our stockholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. Sales of shares of our common stock in the public market covered under an effective registration statement, or the perception that those sales may occur, could cause the trading price of our common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders.

Our certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $.001 per share. There are approximately 53,850,000 authorized and unissued shares of our common stock which have not been reserved and are available for future issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, to complete a business combination or to raise capital. The issuance of additional shares of our common stock:

•	may significantly reduce the equity interest of investors in this offering; and

•	may adversely affect prevailing market prices for our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transaction in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 which are not registered on a national securities exchange, provided that current price and volume information with respect to transaction in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and our salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Our management owns a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders.

Our principal executive officers and directors a large percentage of our outstanding common stock. As a result, they are in a position to significantly influence the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to our articles of incorporation or bylaws, and the approval of significant corporate transactions. Their control may delay or prevent a change of control on terms favorable to our other stockholders and may adversely affect your voting and other stockholders rights.

Capital outflow policies in The People’s Republic of China may hamper our ability to declare and pay dividends to our shareholders.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although our management believes that we will be in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change, we may not be able to pay dividends to our shareholders outside of The People’s Republic of China. In addition, under current Chinese law, we must retain a reserve equal to 10 percent of net income after taxes, not to exceed 50 percent of registered capital. Accordingly, this reserve will not be available to be distributed as dividends to our shareholders. We presently do not intend to pay dividends in the foreseeable future. Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business.

Tax Disclosure

We will not obtain an opinion of legal counsel regarding the United States income tax consequences of an investment in our securities.

We will not obtain an opinion of counsel regarding the U.S. income tax consequences of investing in our securities including whether we will be treated as a company for U.S. income tax purposes. Recent changes in tax laws have not, as yet, been the subject of administrative or judicial scrutiny or interpretation. Moreover, there is no assurance that future legislation may not further affect the tax consequences of an investment in our securities. INVESTORS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE POSSIBLE U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Cautionary Statement Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations. Some factors that might cause or contribute to such discrepancy include those factors listed in the section “Risk Factors” beginning on page 13.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Overview

We develop, manufacture and distribute packaging film and color printed packaging through our four operating subsidiaries, Shiner Industrial, Shiny-day, Zhuhai and Modern. Our products include coated film, shrink film, common film, anti-counterfeit laser holographic film and color printed packaging materials. All of our operations are based in the People’s Republic of China and each of our subsidiaries was formed under the laws of the People’s Republic of China.

We currently conduct our business through the following four operating subsidiaries in China:

•	Shiner Industrial located in Haikou, Hainan province;
•	Shiny-day also located in n Haikou, Hainan Province;
•	Zhuhai located in Zhuhai, Guangdong Province; and
•	Modern located in the Shiziling Feidi Industrial Park of Haikou, Hainan Province.

We operate in several markets within the packaging film segment: Bi-axially Oriented Polypropylene or BOPP based films, coated films, and anti-counterfeit films. Color printed packaging products made up approximately 43% of 2006 annual sales with a gross margin of 14%, BOPP tobacco film made up approximately 23% of 2006 annual sales with a gross margin of 25%, coated film accounted for approximately 28% of 2006 annual sales with a 15% gross margin, while anti-counterfeit film sales equaled approximately 6% of total 2006 sales, with a gross margin of 51%.

Our current production capacity consists of:

•	Three coated film lines with total capacity of 6,000 tons a year;
•	One BOPP tobacco film production line with total capacity of 3,500 tons a year;
•	Two color printing lines;
•	One BOPP film production line with capacity of 7,000 tons a year; and
•	Three anti-counterfeit film machines.

We are targeting growth through three main channels: (i) continuing our efforts to gain international market share in coated film through better pricing strategy and excellent after-sale service; (ii) expanding sales in anti-counterfeit film, especially to high-end brand spirits and cigarette manufacturers; and (iii) the development of next generation films.

Critical Accounting Policies

Basis of Presentation

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Our functional currency is the Chinese Renminbi, however the accompanying combined financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of long-lived assets, and allowance for doubtful accounts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Foreign Currency Transactions

As of December 31, 2006 and March 31, 2007, our accounts were maintained and our consolidated financial statements were expressed in the Chinese Yuan Renminbi (CNY). Such consolidated financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation,” with the CNY as the functional currency. According to the Statement, all assets and liabilities are translated at the exchange rate on the balance sheet date, stockholder’s equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income.” Gains and losses resulting from the translation of foreign currency transactions and balances are reflected in the income statement.

Revenue Recognition

Our revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Stock Based Compensation

We account for our stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123.” We recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. As of the date of this report, we have not granted any options to our employees or consultants.

Recent Accounting Pronouncements

Fair Value Measurements

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements,” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for fiscal year, including financial statements for an interim period within the fiscal year. We are currently evaluating the impact, if any, that SFAS No. 157 will have on our consolidated financial statements.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, the FASB issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Fair Value Option for Financial Assets and Financial Liabilities
In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115.” The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We are analyzing the potential accounting treatment.

Other-Than-Temporary Impairment

FASB Staff Position on FAS No. 115-1 and FAS No. 124-1 (the “FSP”), “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” was issued in November 2005 and addresses the determination of when an investment is considered impaired, whether the impairment on an investment is other-than-temporary and how to measure an impairment loss. The FSP also addresses accounting considerations subsequent to the recognition of other-than-temporary impairments on a debt security, and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The FSP replaces the impairment guidance on Emerging Issues Task Force (EITF) Issue No. 03-1 with references to existing authoritative literature concerning other-than-temporary determinations. Under the FSP, losses arising from impairment deemed to be other-than-temporary, must be recognized in earnings at an amount equal to the entire difference between the securities cost and its fair value at the financial statement date, without considering partial recoveries subsequent to that date. The FSP also required that an investor recognize other-than-temporary impairment losses when a decision to sell a security has been made and the investor does not expect the fair value of the security to fully recover prior to the expected time of sale. The FSP is effective for reporting periods beginning after December 15, 2005. The adoption of this statement will not have a material impact on our consolidated financial statements.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No.109.”

Interpretation 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. The amount of tax benefits to be recognized for a tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax benefits relating to tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met or certain other events have occurred. Previously recognized tax benefits relating to tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Interpretation 48 also provides guidance on the accounting for and disclosure of tax reserves for unrecognized tax benefits, interest and penalties and accounting in interim periods. Interpretation 48 is effective for fiscal years beginning after December 15, 2006. The change in net assets as a result of applying this pronouncement will be a change in accounting principle with the cumulative effect of the change required to be treated as an adjustment to the opening balance of retained earnings on January 1, 2007, except in certain cases involving uncertainties relating to income taxes in purchase business combinations. In such instances, the impact of the adoption of Interpretation 48 will result in an adjustment to goodwill. While our analysis of the impact of adopting Interpretation 48 is not yet complete, we do not currently anticipate it will have a material impact on our consolidated financial statements.

Considering the Effects of Prior Year Misstatements in Current Year Financial Statements

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”),which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. We adopted SAB 108 in the fourth quarter of 2006 with no impact on our consolidated financial statements.

Results of Operations for the Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

	Year Ended December 31, 2006	Year Ended December 31, 2005	$ Change	% Change
Revenues	$33,951,965	$27,854,924	$6,097,041	21.9%
Cost of Goods Sold	27,328,787	21,820,202	5,342,585	24.3%
Gross Profits	6,623,178	5,868,722	754,456	12.9%
Selling, General and Administrative Expenses	2,773,496	2,462,923	310,573	12.6%
Interest Expense (net)	329,087	407,421	(78,334)	(19.2%)
Other Income (Expense)	255,244	106,890	148,354	138.8%
Income Tax Expense	214,504	-	214,504	-
Net Income	3,561,335	3,105,268	456,067	14.7%

Revenues

The primary reasons for the increase of revenues for the year ended December 31, 2006 were (i) a 29.5% or $3.12 million increase in sales to Libai Group, our largest color printing client, and (ii) a 41.6 % or $1.02 million growth in coated film sales.

International sales for the year ended December 31, 2006 were $6.02 million, accounting for approximately 17.7 % of total revenues in comparison to $4.23 million or approximately 15.2 % of total revenues for 2005, an increase of 42.3%. International sales increased in 2006 due to increased international marketing efforts, especially in relation to coated film sales.

Cost of Goods Sold

Cost of goods sold during the year ended December 31, 2006 were 80.5% of revenues as compared to 78.3% of revenues during the year ended December 31, 2005. Higher costs were due to the increase in the prices of raw materials, such as polypropylene that comes from crude oil. The price of polypropylene is directly affected by the floating of crude oil price. Compared with 2005, the price of main raw materials increased by approximately 8.5% during 2006.

Gross Profit

Our gross profit during the year ended December 31, 2006 was $6,623,178, representing a gross margin of 19.5%, a decrease of 1.6% from gross margin of 21.1% that we experienced during the year ended December 31, 2005. The decrease in gross margin can be attributed to the increase in the costs of raw materials.

Selling, General and Administrative Expenses

Our general and administrative expenses increased by 19.1% or $191,649 to $1,194,911 for the year ended December 31, 2006 compared to $1,003,262 for the year ended December 31, 2005. General and administrative expenses include rent, management and staff salaries, general insurance, marketing, accounting and legal expenses. Selling expenses for 2006 increased by 8.2% to $1,578,585 in comparison to 2005 due to a 21.9% increase in sales during 2006. During 2006, we continued to implement better cost controls and management. In the year ended December 31, 2006, we more effectively controlled travel and entertainment expenses. The increase in general and administrative expense is mainly due to the raises of key employees’ salaries and social insurance. We anticipate that salary expense will continue to increase as sales increase. Research and development expenses will also increase as we work to bring new products to the market. We intend to control increases in other administrative expenses in order to partially offset these increases.

Interest Expense

Lower interest expense during the year ended December 31, 2006 was mainly the result of repayment of $1,825,120 debt, replaced by a new loan of $366,000. Interest expense declined by $ 78,334 in the year ended December 31, 2006.

Other Income (Expense)

The increase in Other Income was due to sale of leftover materials and unusable film. The prices of these materials have increased because of an increase in the price of oil in the same period.

Income Tax Expense

The effective tax rate for the year ended December 31, 2006 was equivalent to 5.7% as opposed to 0.0% for the year ended December 31, 2005. Since we operate in a privileged economic zone, we will continue to enjoy certain tax privileges albeit at a reduced rate.

Net Income

The increase in our net income in 2006 as compared to 2005 resulted from a 14.7% increase in our operating income from $3,405,799 for 2005 to $3,849,682 for 2006, a decrease of $78,334 in Interest Expense in 2006 and an increase of $148,354 in Other Income in 2006, offset by an increase in income tax expense from $0 for 2005 to $214,504 for 2006.

Results of Operations for the Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

	Fiscal 2007- First Quarter	Fiscal 2006 - First Quarter	$ Change	% Change
Revenues	$5,974,241	$7,205,805	$1,231,564	(17.1%)
Cost of Goods Sold	4,969,523	5,820,273	(850,750)	(14.6%)
Gross Profits	1,004,718	1,385,532	(380,814)	(27.5%)
Selling, General and Administrative Expenses	537,325	573,873	(36,548)	(6.4%)
Interest Expense (net)	17,388	12,779	4,609	36.1%
Other Income (Expense)	155,790	33,698	122,092	362.3%
Income Tax Expense	58,453	49,197	9,256	18.8%
Net Income	546,601	782,529	(235,928)	(30.1%)

Revenues

The primary reason for the decline of revenues in the first quarter of 2007 was that we made an adjustment in our product mix, reducing output of some low margin products such as ordinary BOPP tobacco films.

Compared to the same period of 2006, the sales of tobacco films decreased by 27% in the first quarter of 2007. The decrease was partially due to the acquisition of China Tobacco Corporation, our main customer, which resulted in the cancellation of the purchasing right of some small tobacco factories of China Tobacco Corporation by the Chinese Government. Compared to the same period of 2006, the sales of color printing products decreased by 33% in the first quarter of 2007. The main customer of color printing products, Libai Group, changed its products packaging style to reflect the logo and theme of the Bejing 2008 Olympic Games, resulting in a decrease in sales during the first quarter of 2007. We anticipate that the sales to Libai Group will resume in the second and third quarter of 2007 at levels comparable to the second and third quarters of 2006.

International sales in the first quarter of 2007 were $1,554,791 accounting for 26.0% of total revenues in comparison to $1,354,756 and 18.8% of total revenues for the same period last year, an increase of 14.8%. In 2006, we attended many trade fairs and exhibitions in the United States and United Kingdom, attaining greater market recognition for our products. The increase in international sales was principally achieved through the growth of coated film exports.

Cost of Goods Sold

Cost of goods sold during the first quarter of 2007 were 83.2% of revenues as compared to 80.1% of revenues during the three months ended March 31, 2006. Higher costs were due to the increase in the prices of raw materials, such as polypropylene that comes from crude oil. The price of polypropylene is directly affected by the floating of crude oil price. Compared with the same period of 2006, the price of main raw materials increased by 8.5% in the first quarter of 2007.

Gross Profit

Our gross profit in the first quarter of 2007 was $1,004,718, representing a gross margin of 16.8%, a decrease of 2.4% from the first quarter of 2006 gross margin of 19.2%. The decrease in gross margin can be attributed to the increase in the costs of raw materials.

Selling, General and Administrative Expenses (SG&A)

Our general and administrative expenses increased by 32.1% or $79,869 to $328,800 for the three months period ended March 31, 2007 compared to $248,931 for the three months ended March 31, 2006. General and administrative expenses include rent, management and staff salaries, general insurance, marketing, accounting and legal expenses. Selling expenses for the period decreased by 35.8% to $208,525 in comparison to the same period last year due to a 17.1% decline in sales. During this period, we continued to implement better cost controls and management. In the first quarter of 2007, we more effectively controlled travel and entertainment expenses. The increase in general and administrative expense is mainly due to the raises of key employees’ salaries and social insurance. We anticipate that salary expense will continue to increase as sales increase. Research and development expenses will also increase as we work to bring new products to the market. We intend to control increases in other administrative expenses in order to partially offset these increases.

Interest Expense

Higher interest expense during the first quarter of 2007 was the result of a new bank loan in the principal amount of RMB 6,000,000, or approximately $779,000.

Other Income (Expense)

The increase in Other Income was due to proceeds we received from the disposal of some obsolete raw materials and products in 2007.

Income Tax Expense

The effective tax rate for the most recent quarter was equivalent to 9.7% as opposed to 5.9% for the first quarter of 2006. Since we operate in a privileged economic zone, we will continue to enjoy certain tax privileges albeit at a reduced rate.

Net Income

The decrease in our net income for the three months period ended March 31, 2007 as compared to the same period of 2006 resulted from a 42.4% decline in our operating income from $811,659 for three months period ended March 31, 2006 to $467,393 for the three months ended March 31, 2007 and an increase in the income tax expense from $49,197 in the three months period ended March 31, 2006 to $58,453 in the three months period ended March 31, 2007. The main reasons for the decline in net income include the decrease in total sales and the increase in the costs of raw material.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the three months ended March 31, 2007 that have, or are reasonably likely to have, a current or future affect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests.

Liquidity and Capital Resources

Cash Flows

At March 31, 2007, we had $550,692 cash and cash equivalents on hand. Our principal demands for liquidity are to increase capacity, raw materials purchase, sales distribution and the possible acquisition of new subsidiaries in our industry as opportunities present themselves, as well as general corporate purposes. As of March 31, 2007, we had one short-term loan of $776,880, with an interest rate of 6.732%, originally due July 15, 2007 and collateralized by our buildings, land use rights and equipment. The loan was rolled over and is now due on January 15, 2008. As of March 31, 2007, we had working capital of $3,633,935, an increase of $347,120 on our working capital at December 31, 2006. We anticipate that we will have adequate working capital to fund our operations and growth in the foreseeable future.

Net cash flows provided by operating activities for the three months ended March 31, 2007 was $3,773,700 compared to ($5,302) for the three months period ended March 31, 2006. This change in cash flows from operating activities was mainly due to the increase of turnover of accounts receivable. The turnover rate of accounts receivable for the first quarter of 2007 was 120%, as compared to 88% for the same period last year.

We used $410,579 in investing activities during the three months period ended March 31, 2007 for the acquisition of property and equipment and payments on notes receivable.

We used $3,758,667 in financing activities in the three months period ended March 31, 2007, including $2,950,356 used in the repayment of related parties’ (stockholder’s) advances and $857,542 used in the payment of dividends. We received $49,231 in capital contribution from one of our shareholders.

Assets

As of March 31, 2007, our accounts receivable decreased by $1,357,786 compared with the balance as of December 31, 2006. The decrease in accounts receivable on the first quarter of 2007 was due to better collection practices. We intend to continue our efforts to maintain accounts receivable at reasonable levels in relation to our sales. Other receivables fell by $72,595 in the same period. Advances to suppliers increased by $284,104 while inventory increased by $1,056,244 during the first quarter of 2007.

Liabilities

Our accounts payable increased by $169,129 in the three months ended March 31, 2007. Other payables increased by $2,407,202 as a result of short-term borrowings from unrelated companies. Unearned revenues (payments received before all the relevant criteria for revenue recognition are satisfied) grew by $243,553 and tax and welfare payable increased by $187,224 over the same period.

We intend to meet our liquidity requirements, including capital expenditures related to the purchase of equipment, purchase of raw materials, and the expansion of our business, through cash flow provided by operations and funds raised through private placement offerings of our securities.

The majority of our revenues and expenses were denominated primarily in Renminbi (“RMB”), the currency of the People’s Republic of China.

There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. We do not engage in currency hedging. Inflation has not had a material impact on our business.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following sets forth certain biographical information concerning our current directors and executive officers:

Name	Position	Age

Ying Yuet	Chairman of the Board	53

Fu Jian	Chief Executive Officer	43

Xuezhu Xu	Chief Financial Officer	45

Mingbiao Li	Vice President of Technology	42

Ying Yuet, 53, has served as our Chairman since July 2007. Prior to that, Mr. Ying served as Chairman and a director of Sino Palace from January 2004 to July 2007. He served as Chairman of Nainan Modern Technology, the State-Owned predecessor company of Sino Palace from 1996 to December 2003. Mr. Ying received his Bachelor’s Degree in Management from the Institute of the CPC Party School in April 2004. He received an Advanced certificate of MBA studies from Renmin People’s University in 2004 during a one-year study program he attended.

Fu Jian, 43, has served as our Chief Executive Officer since July 2007. Prior to that, Mr. Fu served as Chief Executive Officer and a director of Sino Palace from January 2004 to July 2007. He worked at Hainan Plastic Industrial Co., Ltd. as Vice-Chairman of the Hainan Modern Technology Group from 1998 to December 2003 and as General Manager from 1985 to 1997. Mr. Fu received his undergraduate degree in Plastic Engineering Technique from South China Institute of Technology in 1985. He received an Advanced certificate of MBA studies from Renmin University in 2004.

Xuezhu Xu, 45, has served as our Chief Financial Officer since July 2007. Prior to that, Ms. Xu served as Chief Financial Officer of Sino Palace from January 2004 to July 2007. She worked at Hisense as Chief Financial Officer from 1996 to December 2003. From 1990 to 1996 Ms. Xu worked as Accounting Manager at Hainan Hisense Group. She worked as the Accounting Manager in Hainan WenChang Foreign Trade Co. from 1981 to 1990. Ms. Xu graduated from Hainan Supply and Marketing School in 1981 with a Bachelor’s Degree in Accounting. She received an Advanced certificate of MBA studies from Renmin University in 2004.

Mingbiao Li, 42, has served as our Vice President of Technology since July 2007. Prior to that, Mr. Li served as General Manager of Hainan Shiner Technology Co., Ltd. from January 2003 to March 2005 and Chairman of Hainan Shiner Co. Ltd. from July 2004 to July 2007. He served as Chairman of the Board of the Color Printing Packaging Co. Ltd. from September 2003 to May 2004. From October 1997 to December 2002, he worked in Hainan Weilin Electron Co. as General Manager. Mr. Li served as Section Chief of the Project Investment and Evaluation group of the Guangxi Auto & Tractor Research Institution from 1995 to 1997. From 1990 to 1995, he headed up the automated equipment group at the Guangxi Auto & Tractor Research Institution. Mr. Li graduated from Tsinghua University in 1987 with a Bachelor’s degree in Automotive Engineering. He later obtained his Master’s in Transport Engineering from Beijing University in 1991.

Our directors are elected by the vote of a plurality in interest of the holders of our voting stock and hold office for a term of one year and until a successor has been elected and qualified. Our executive officers are appointed annually by the Board of Directors, at our annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. We presently do not have any independent directors.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended March 31, 2007.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Zubeda Mohamed-Lakhani, Former President and Chief Executive Officer	2007	0	0	0	0	0

Ms. Mohamed-Lakhani, our sole executive officer for the fiscal year ended March 31, 2007, did not receive any compensation for services provided to us.

Stock Option Grants

We have not granted any stock options to the executive officer since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Ms. Mohamed-Lakhani. We do not pay her any amount for acting as a director

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective on the commencement of operations in July 2005, we began recognizing donated services of $500 per month that our president, Zubeda Mohamed-Lakhani, provided to us. During the year ended March 31, 2007, we recognized $6,000 in donated services.

As at March 31, 2007, we owe Ms. Mohamed-Lakhani $791 for expenses she paid on our behalf. The amount due is non-interest bearing, unsecured and due on demand.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of July 26, 2007, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

		Number of Shares	Percent of Shares
Title of		Beneficially	Beneficially
Class	Name of beneficial owner[1]	Owned	Owned[2]

Common Stock	Fu Jian	0	*

Common Stock	Xuezhu Xu	0	*

Common Stock	Mingbiao Li	0	*

Common Stock	Ying Yuet	11,518,408	54.46%

Common Stock	All officers and directors (4 persons)	11,518,408	54.46%

* Less than 1 percent

1 Except as otherwise indicated, the address of each beneficial owner is 9/F. Didu Bldg. No. 2. North Longkun Road, Haikou Hainan, China

2 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. Unless otherwise noted, we believe that all person named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

DESCRIPTION OF SECURITIES

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary. You should also refer to the copies of our certificate and bylaws, copies of which have been incorporated by reference as exhibits to the Form 8-K. The following discussion is qualified in its entirety by reference to such exhibits.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001. As of July 26, 2007, 21,150,000 shares of common stock were issued and  outstanding and held of record by 24 stockholders.

Under the articles of incorporation and bylaws, holders of common stock do not have cumulative voting rights. Holders of common stock, on the basis of one vote per share, have the right to vote for the election of the members of the board of directors and the right to vote on all other matters, except those matters on which a separate class of stockholders vote by class to the exclusion of the shares of common stock. Holders of common stock do not have any preemptive, subscription or conversion rights.

Holders of common stock are entitled to receive dividends declared by the board of directors out of legally available funds. Since our inception, we have not declared or paid any cash dividends on our common stock. We presently intend to retain future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying cash dividends in the foreseeable future. In the event of our liquidation, dissolution or winding up, common stockholders are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities, subject to the prior rights of any holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer, Inc., 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074. Our transfer agent’s telephone number is (702) 818-5898.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information

Our common stock is not listed on any stock exchange. On February 23, 2007, our common stock became eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “CANH.” There have not been any trade quotes posted on our common stock since this date.

We have 24 shareholders of record as at the date of this report.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends in the foreseeable future.

Equity Compensation Plan Information

During the fiscal year ended March 31, 2007, we did not have any equity compensation plans in effect.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Unless otherwise provided in the Articles of Incorporation, the corporation has the power to indemnify any individual made a party to a proceeding because he or she is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, provided that, such individual acted in good faith and in a manner which such person reasonably believed has in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may permit for directors, executive officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, we issued an aggregate of 16,500,000 shares of common stock to eight non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933). These issuances were exempt from registration requirements under Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act of 1933, on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

Item 5.01 Changes in Control of Registrant.

On July 24, 2007, we consummated the transactions contemplated by the Share Exchange Agreement. Following the closing date, the shareholders of Sino Palace control approximately 78% of our outstanding common stock and our operations primarily consist of the operations of the Shiner Group.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the acquisition of Sino Palace on July 24, 2007, Ms. Mohamed-Lakhani resigned from her positions as our executive officer and sole director and Ying Yuet was elected to our board of directors. In addition, the following executive officers of Sino Palace were appointed as our executive officers:

Name	Title
Fu Jian	Chief Executive Officer
Xuezhu Xu	Chief Financial Officer
Mingbiao Li	Vice President of Technology

Biographies of the newly appointed directors and executive officers can be found in Item 2.01 above in the section entitled “DIRECTORS AND EXECUTIVE OFFICERS.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On July 23, 2007, our Board of Directors approved the following amendments to our Bylaws:

•	Article I Section 6 was amended so that a quorum would be constituted by the presence of a majority of the shares of the Corporation entitled to vote as opposed to the presence of two shareholders.

•	Article II Section 1(c) was amended to provide more specificity regarding the filling of vacancies on the Board.

•	Article II Section 1(d) was amended to provide our Board of Directors with more flexibility in appointing one or more additional directors between successive annual shareholders’ meetings.

•
Article II Section 4 was amended to allow shareholders representing a majority of the shareholders entitled to vote to fill vacancies caused by the removal of a director or directors at the same special meeting of shareholders where the removal occurred and, if shareholders do not fill the vacancy, to allow the Board of Directors to fill the vacancy.

•	Article XIII (a) and (b) were deleted and Sections 1 through 5 of Article XIII were added pertaining to indemnification of any director, officer, employee, or agent of the Corporation.

A complete copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

On July 24, 2007, our Board of Directors and a stockholder owning greater than a majority of our issued and outstanding common stock approved Amended and Restated Articles of Incorporation that changed our name to Shiner International, Inc. The Amended and Restated Articles of Incorporation were filed with the state of Nevada on July 25, 2007. A complete copy of the Amended and Restated Articles of Incorporation is attached as Exhibit 3.3 hereto and is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

On July 24, 2007, we consummated the transactions contemplated by the Share Exchange Agreement. Following the closing date, our operations primarily consist of the operations of Shiner Group and we no longer meet the definition of a shell company. See Item 2.01 for a description of the Shiner Group.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The combined balance sheets of the Shiner Group for the year ended December 31, 2006 and the three months ended March 31, 2007 (unaudited) and the combined statements of income and other comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 (unaudited) are incorporated herein by reference to Exhibit 99.1 to this Current Report on Form 8-K.

(b)  Pro forma financial information.

Our unaudited pro forma combined financial statements as of and for the year ended March 31, 2007 are incorporated herein by reference to Exhibit 99.2 to this Current Report.

Our unaudited pro forma combined balance sheet as of March 31, 2007 and our unaudited pro forma combined statement of operations for the year ended March 31, 2007 are incorporated herein by reference to Exhibit 99.2 to this Current Report, and are based on the historical financial statements of us and the Shiner Group after giving effect to the share exchange transaction. In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements, the Shiner Group is considered the accounting acquiror. The share exchange transaction was completed on July 24, 2007. Because the Shiner Group’s owners as a group retained or received the larger portion of the voting rights in the combined entity and the Shiner Group’s senior management represents a majority of the senior management of the combined entity, the Shiner Group is considered the acquiror for accounting purposes and will account for the share exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Shiner Group. Our fiscal year will end on December 31.

The unaudited pro forma combined balance sheet as of March 31, 2007 is presented to give effect to the share exchange transaction as if it occurred on March 31, 2007 and combines the historical balance sheet of Cartan at March 31, 2007 and the historical balance sheet of Shiner Group at March 31, 2007. The unaudited pro forma combined statement of operations of Cartan for the year ended March 31, 2007 includes the accounts of Shiner Group for the year ended December 31, 2006 and is presented as if the combination had taken place on April 1, 2006.

Reclassifications have been made to historical financial statements to conform to our historical financial statement presentation.

The unaudited pro forma combined financial statements should be read in conjunction with “Management’s Discussion and Analysis” and the historical consolidated financial statements and accompanying notes of Cartan. The unaudited pro forma combined financial statements are not intended to represent or be indicative of our results of operations or financial condition that would have been reported had the share exchange transaction been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of the Registrant.

(c) Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement by and between Sino Palace Holdings Limited and Cartan Holdings Inc. dated as of July 23, 2007.

2.2	Return to Treasury Agreement between Cartan Holdings, Inc. and Zubeda Mohamed-Lakhani, dated as of July 23, 2007.

3.1	Articles of Incorporation, is incorporated herein by reference to Exhibit 3.1 to the Corporation’s Registration Statement on Form SB-2 dated July 26, 2006.

3.2	Amended and Restated Bylaws.

3.3	Amended and Restated Articles of Incorporation.

4.1	Specimen Stock Certificate.

99.1
Combined balance sheets of the Shiner Group for the year ended December 31, 2006 and the three months ended March 31, 2007 (unaudited) and the combined statements of income and other comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 (unaudited).

99.2	Unaudited pro forma combined financial statements of Cartan Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINER INTERNATIONAL, INC.

Dated: July 27, 2007	By:	/s/ Fu Jian
Name: Fu Jian
Title: Chief Executive Officer